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                                                                      Exhibit j


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 29 to the registration statement on Form N-1A (the "Registration Statement") of CitiFunds International Trust of our report dated February 21, 2001, relating to the financial statements and financial highlights appearing in the December 31, 2000 Annual Report to Shareholders of Smith Barney International Large Cap Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the headings "Financial Statements" and "Auditors" in the Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Boston, Massachusetts
April 24, 2001
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 29 to the registration statement on Form N-1A (the "Registration Statement") of CitiFunds International Trust of our report dated February 21, 2001, relating to the financial statements and financial highlights appearing in the December 31, 2000 Annual Report to Shareholders of International Equity Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Auditors" and "Financial Statements" in the Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Chartered Accountants
Toronto, Canada
April 24, 2001